UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2016, upon the recommendation of the Nominating/Corporate Governance Committee, the board of directors (the “Board”) of Cedar Realty Trust, Inc. (the “Company”) increased the size of the Board from six members to seven members and appointed Steven G. Rogers as a member of the Board to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. Concurrent with his election as a director, Mr. Rogers was appointed to the Audit Committee of the Board.

Mr. Rogers will participate in the Company’s standing compensation program for its non-employee outside directors, including an annual cash retainer of $32,000 and a $55,000 grant of restricted stock, prorated for 2016. Accordingly, pursuant to the terms of the Company’s 2012 Stock Incentive Plan, as amended, upon election to the Board, Mr. Rogers received a grant of 6,035 shares of the Company’s restricted stock, which will cliff vest in three years, provided he is still a director of the Company at that time.

Mr. Rogers, age 61, is the current managing member of Rogers & Associates, LLC, a firm he founded in 2011, which focuses on providing specialized solutions and board level advisory work for principals and institutional owners in the real estate industry. Mr. Rogers currently serves as chairman of the board of RREEF America REIT III, independent director of RREEF America REIT II, chairman of the board of Net Lease Alliance, a founding director of First Commercial Bank and executive-in-residence for Millsaps College Else School of Management.

Prior to founding Rogers & Associates, LLC, Mr. Rogers led Parkway Properties, Inc. (NYSE: PKY) as president and chief executive officer from its early development through its listing on the New York Stock Exchange and inclusion in the S&P 600 Small Cap Index. During Mr. Rogers’ 25-year tenure, Parkway received numerous awards and honors including being named A Great Place to Work five times by the Society of Human Resource Management, and earning the NAREIT Leader in Light Award, and the Urban Land Institute Award for Excellence. Mr. Rogers also served on the board of governors of NAREIT for six years, including two terms as audit chair. Mr. Rogers attended the Harvard Graduate School of Business Administration, graduating with first year honors, after five years of distinguished service in the U.S. Army, where he served as an infantry officer and ultimately earned the rank of captain. Mr. Rogers graduated magna cum laude from the University of Mississippi.

There are no arrangements or understandings between Mr. Rogers and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions between the Company and Mr. Rogers that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 21, 2016, the Company issued a press release announcing the election of Mr. Rogers to the Board. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this Item 7.01.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2016

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 21, 2016

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